STOCK PURCHASE AGREEMENT

      AGREEMENT made this 12th day of May, 1997 by and between, Daniel Wettreich , an individual located at 17770 Preston Road, Dallas, Texas 75252 hereinafter referred to as "Seller", and Alexander Mark Investments (USA), Inc., a Colorado corporation located at 17770 Preston Road Dallas, Texas 75252, hereinafter referred to as "Purchaser".

     WHEREAS, Seller is the beneficial owner of 40,727,988 of the ordinary stock ("Meteor Shares") of Meteor Technology, PLC, a U.K. public corporation ("Meteor") representing approximately 57% of the outstanding share capital of Meteor which it is desirous of selling; and

      WHEREAS, Purchaser is desirous of purchasing such shares from Seller;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements, the said parties hereby agree as follows:

                       I.  PURCHASE PRICE

      1.01       In  consideration of the purchase of the  Meteor
Shares on the Closing Date, Purchaser hereby agrees to deliver to Seller 6,787,998 newly issued restricted common shares in the Purchaser.

                         II.   CLOSING

      2.01       On the Closing Date set forth in paragraph  2.02
hereof, Seller agrees to deliver the Meteor Shares to Purchaser for the consideration set forth in paragraph 1.01 hereof.

      2.02 Closing shall take place on May 9, 1997 at the offices of Seller or such other time and place as Purchaser and Seller may agree.

                 III.  SELLER'S REPRESENTATIONS

       3.01       Seller  hereby  warrants  and  represents   the
following facts, the truth and accuracy of which are conditions precedent to the Closing:

(a) Seller is the beneficial owner of all the issued and outstanding Meteor Shares subject to this agreement and has full and complete legal and equitable title thereto;

(b) The Meteor Shares have been duly and validly issued, fully paid, are nonassessable, and are outstanding on the books of Meteor;

(c) There are no liens, pledges, chattel mortgages, or other encumbrances of any kind against the Meteor Shares;

(d) There are no undisclosed interests, present or future, in the Meteor Shares, nor does Seller know of any assertion of such an interest;

(e) Seller is not required by any provision of federal, state, or local law to take any further action or to seek any governmental approval of any nature prior to the sale by it of the Meteor Shares;

(f)   There are no outstanding or existing provisions of Meteor's
Charter or By-laws or agreement it is a party to that would prevent, limit, or condition the sale and transfer of the Meteor
Shares to Purchaser;

(g) There are no provisions of any contract, indenture, or other instrument to which Seller is a party or to which the Meteor
Shares are subject which would prevent, limit, or condition the sale and transfer of the Meteor Shares to Purchaser;

(h) Seller will provide to the extent available all necessary information to Purchaser to permit the due filing of disclosure documents required of Purchaser;

(i) Meteor and all subsidiaries are duly incorporated and validly existing under the laws of their respective jurisdictions qualified to do business in each jurisdiction wherein such qualification is necessary.

(j) Seller has furnished Purchaser access to the Articles of Incorporation and By-laws of Meteor and its subsidiaries;

(k) Seller has no knowledge of any actions or investigations against or affecting Meteor or any of its subsidiaries or any basis on which any proceedings or any litigation might be brought other than routine litigation incident to the normal business operations or which when taken in the aggregate would have a material adverse economic impact on Meteor or any of its subsidiaries;

(l) Meteor and its subsidiaries have no contracts, commitments, arrangements, or understandings that are material to its business operations, financial conditions or prospects taken as a whole, except as have been furnished or made available to Purchaser;

(m) The representations, warranties, and covenants in this Agreement, in the Exhibits to this Agreement, in the documents and information presented from Seller to Purchaser do not contain and will not contain any untrue statements of material facts that are necessary to the statements contained in this Agreement, in the Exhibits and in the documents and information furnished to Purchaser which would render them misleading;

(n) There are no facts known to Seller which either individually or in the aggregate could materially and adversely affect the financial condition or operation of Meteor and its subsidiaries which have not been disclosed to Purchaser;

(o) Seller will pay its own expenses incurred in connection with the transactions contemplated by this Agreement;

(p)        In  executing  this Agreement to  acquire  the  Meteor
Shares, Seller is acting solely for itself and for no other person, firm, partnership, corporation, or entity;

(q) Seller will duly file all required disclosure documents required by the Federal Securities Laws upon the execution and consummation of this Agreement.
                   IV.  PURCHASER'S REPRESENTATIONS

      4.01 Purchaser hereby warrants and represents the following facts, the truth and accuracy of which are conditions precedent to the Closing:

(a) In executing this Agreement to acquire the Meteor Shares, Purchaser is acting solely for itself and for no other person, firm, partnership, corporation, or entity;

(b) Purchaser is acquiring the Meteor Shares for its own account and not with any view to their distribution or transfer to any other person, firm, partnership, corporation, or entity;

(c) Purchaser's assets and net worth are sufficient to permit it to purchase the Meteor Shares in accordance with the terms of this Agreement;

(d) Purchaser has no interest, direct or indirect, that would conflict with the business of Meteor Shares and its subsidiaries;

(e)   Purchaser is not prevented by any federal, state, or  local law or by any provision of any contract, mortgage, indenture,  or
other   instrument   from  purchasing  the   Meteor   Shares   as
contemplated by this Agreement;

(f) Purchaser will duly file all required disclosure documents required by the Federal Securities Laws upon the execution and consummation of this Agreement.

                     V.  SELLER'S COVENANTS

     5.01      Seller hereby covenants as follows:

(a) On the Closing Date, Seller shall deliver to Purchaser certificates for the Meteor Shares duly endorsed, and shall deliver duly executed instructions and any other necessary documents, including legal opinions to Meteor Shares and its transfer agent to transfer the Meteor Shares on the books of Meteor Shares to the name of Purchaser;

(b) From the date hereof, Seller shall take no action that would encumber or restrict the Meteor Shares or their sale or transfer;

(c) Seller hereby irrevocably authorizes Purchaser (pending registration of the transfer of the Shares) to exercise all rights of voting or similar or other rights in respect of the Meteor Shares in such a way as Purchaser may in its absolute discretion decide and in particular but without prejudice to the generality of the foregoing to appoint any proxy or proxies to vote on behalf of Purchaser in respect of the Meteor Shares at any general meeting of Meteor.

                   VI.  PURCHASER'S COVENANTS

     6.01 Purchaser will not assign or grant any interest or agree to assign or grant any interest in this Agreement or the Meteor Shares without the prior written consent of Seller.

       6.01        Purchaser  will  deliver  share   certificates
representing 6,787,998 common shares of the Purchaser properly registered in the name of the Seller.

                  VII.  CONDITIONS OF CLOSING

It is a condition to Closing that:

     7.01      Seller

      Seller shall deliver to Purchaser a certificate dated as of the Closing Date that all the representations of Seller remain true and correct without change and that Seller has performed or complied with all covenants.

     7.02      Purchaser

(a) Purchaser shall deliver to Seller a certificate dated as of the Closing Date that all the representations of Purchaser remain true and correct without change and that Purchaser has performed or complied with all covenants;

(b)  Purchaser has obtained its Board of Directors approval;

(c) Purchaser has filed all required documents pursuant to the Federal Securities Law and obtained all required approvals.

      7.03 Seller and Purchaser will furnish to each other such other documents and opinions as may be reasonably requested by each of them to the other.

                      VIII.  MISCELLANEOUS

     8.01 It is understood and agreed that Purchaser and his representatives (including counsel and accountants) shall keep confidential any information (unless readily ascertainable from public or published information or trade sources) obtained from the Seller concerning Meteor, its properties, operations, and business. In the event of the termination of this Agreement, Purchaser and his said representatives shall promptly return to Seller any statements, documents, and other written information obtained from Seller in connection therewith and without retaining copies thereof.


      8.02 All representations and warranties by Seller, and Purchaser shall be true and correct as of the Closing Date, shall survive the Closing Date, and shall bind the Purchaser, and Seller and their heirs and assigns as to any breach thereof not disclosed in writing or known to the parties prior to the Closing Date.

      8.03 Notwithstanding anything to the contrary herein contained, if prior approval of the transaction contemplated by this Agreement is required from any local, state, or federal governmental board, commission, or other agency ("Approval"), then Seller and Purchaser hereby agree to use their best efforts to obtain such Approval as expeditiously as possible, the costs and expenses of which shall be borne by the party whose primary responsibility it is under the law to obtain such approval. It is the intent of the parties hereto that if title to the Meteor Shares may not be transferred prior to the granting of this Approval, then title to the Meteor Shares shall not pass from Seller to Purchaser until approval has been obtained.



      8.04 No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each remedy shall be cumulative and shall be in addition to all other remedies given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Purchaser or Seller shall not constitute a waiver of the right to pursue other available remedies.

      8.05       In the event that any part of this Agreement  is
determined   by   a  court  of  competent  jurisdiction   to   be
unenforceable, the balance of the Agreement shall remain in full force and effect.

     8.06 This Agreement shall be construed according to the laws of the State of Texas.

      8.07 This Agreement may be executed in counterparts which when taken together shall constitute one document.

      IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.


WITNESS:                      SELLER:

DANIEL WETTREICH


____________________          ________________________



WITNESS:                 PURCHASER:

                         ALEXANDER MARK INVESTMENTS (USA), INC.



____________________          By:______________________
                             Robert Gregory